7 March 2007

LEXINGTON ENERGY EXTENDS DRILLING SEASON
WITH ADDITIONAL CONTRACT

CALGARY, AB— Lexington Energy Services Inc. (LXES.OB) announces that its drilling subsidiary, Lexcore Services Inc. ("Lexcore"), has signed an agreement to provide drilling equipment and services to Japan Canada Oil Sands Ltd. ("JACOS") in Alberta, Canada.

Lexcore’s drilling/coring rigs have been working on contract with Laricina Energy Ltd. in Fort McMurray, Alberta, Canada. The contract with JACOS will help extend the drilling season for Lexcore.

Together with a consortium of three major oil companies, JACOS holds the rights to 1,375 square kilometers (531 square miles) in the Alberta oil sands.

JACOS, which has been involved in Alberta’s oil sands since 1978, also holds the exclusive rights to an additional 735 square kilometers (284 square miles) of oil sands.

Lexcore Services Inc. is a wholly owned subsidiary of Lexington Energy Services Inc. and the first two of its innovative drilling/coring systems are currently working in Alberta’s vast oil sands.

Lexington Energy Services Inc. is a publicly-traded company (OTCBB: LXES) manufacturing innovatively designed service equipment for the oil and gas industry.

For more information, contact:

Mark Procknow
Corporate Communications
Lexington Energy Services Inc.
Calgary, AB
403-279-4585

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www.lexingtonenergyservices.com